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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-2 of our report dated March 9, 2005, except as to the stock split described in Note 1, which is as of May 19, 2005, relating to the financial statements of Barrett Business Services, Inc., for the year ended December 31, 2004, which appears in such Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
July 27, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM